UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2023

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Information set forth in Item 8.01 below is incorporated by reference into this Item 1.02.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 27, 2023 (the “Separation Date”), Samantha J. Marnick ceased to serve as the Executive Vice President and Chief Operating Officer and President of Commercial of Spirit AeroSystems Holdings, Inc. (the “Company”).

In connection with the separation, Spirit AeroSystems, Inc. (“Spirit”) and Ms. Marnick entered into a Separation Agreement and General Release (the “Separation Agreement”), dated as of November 30, 2023, and effective as of the Effective Date. Under the terms of the Separation Agreement and in consideration of Ms. Marnick’s release of claims, future cooperation and compliance with certain obligations, including confidentiality, non-competition, non-solicitation and mutual non-disparagement covenants, Ms. Marnick will receive separation payments comprised of the following: (i) a sum of $720,000, which is equal to one year of Ms. Marnick’s annual base salary that was in place on the Separation Date and $20,000 to assist with the costs associated with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA; and (ii) a payment of $556,850 with respect to certain awards granted to Ms. Marnick pursuant to the Company’s Long-Term Incentive Plan under the Company’s Omnibus Incentive Plan that were forfeited upon the Separation Date. The Separation Agreement also provides for the payment of $75,000 to Ms. Marnick for her to obtain transition services and reimbursement of up to $15,000 in attorney’s fees incurred by Ms. Marnick in connection with the negotiation of the Separation Agreement.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

Redemption of 2025 Second Lien Notes

On December 1, 2023 (the “Redemption Date”), Spirit redeemed all of the outstanding $91,806,000 principal amount of its 7.500% Senior Secured Second Lien Notes due 2025 (the “2025 Second Lien Notes”) at a redemption price equal to 100.780% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date, in accordance with the terms of the Indenture, dated as of April 17, 2020, among Spirit, the Company and Spirit AeroSystems North Carolina, Inc., as guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and General Release, dated November 30, 2023, by and between Samantha J. Marnick and Spirit AeroSystems, Inc.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: December 1, 2023	/s/ Mindy McPheeters
Mindy McPheeters
Senior Vice President, General Counsel and Corporate Secretary